Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.  Double asterisks denote omissions.

EXHIBIT 10.3

FIRST Amendment

to Collaboration, LICENSE and Option Agreement

This First Amendment (“First Amendment”), dated as of March 15, 2019 (the “First Amendment Effective Date”), to the Collaboration, License and Option Agreement, dated November 6, 2018 (for purposes of this First Amendment only, the “Original Agreement”, and as amended hereby, the “Agreement”), by and between Cue Biopharma, Inc., a Delaware corporation, having an address of 21 Erie Street, Cambridge, MA 02139 (“Cue”), and LG Chem Ltd., with its principal place of business at LG Twin Towers, 128, Yeoui-daero, Yeongdeungpo-gu, Seoul, 07336, Republic of Korea (“LGC”). Cue and LGC may be referred to herein individually as a “Party” or collectively as the “Parties”.

Whereas, Section 2.11(b) of the Original Agreement establishes a term for the Parties to negotiate and agree upon a form of a Global License and Collaboration Agreement that may be executed by the Parties upon exercise by LGC of the Global Option;

Whereas, Section 4.19 of the Original Agreement establishes a term for the Parties to enter into a pharmacovigilance agreement and

Whereas, the Parties desire to extend the terms provided in Section 2.11(b) and Section 4.19;

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cue and LGC hereby agree as follows:

1.	Section 2.11(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

(b) Global License and Collaboration Agreement. Within [**], the Parties shall negotiate in good faith a form of license and collaboration agreement substantially in accordance with the term sheet attached hereto as Exhibit C (the “Global License and Collaboration Agreement Term Sheet”), setting forth the terms and conditions of the Global Product License and each Party’s rights and responsibilities relating to the Global Products that will be executed by the Parties upon LGC’s exercise of the Global Option in accordance with Section 2.11(c) (“Global License and Collaboration Agreement”).

2.	Section 4.19 of the Original Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

Adverse Event Reporting; Pharmacovigilance Agreement.  As between the Parties: (a) Cue shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, product quality, product complaints and Safety Data relating to Collaboration Compounds and Collaboration Products to the appropriate Regulatory Authorities in the Cue Territory; and (b) LGC shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, product quality, product complaints and Safety Data relating to Collaboration Compounds and Collaboration Products to the appropriate Regulatory

Authorities in the LGC Territory, in each case in accordance with Applicable Laws of the relevant countries and Regulatory Authorities.  Cue shall be responsible for preparing, reporting and maintaining global pharmacovigilance system and the core safety data sheet. The Parties shall cooperate with each other with respect to their respective pharmacovigilance responsibilities, and LGC shall comply with all pharmacovigilance requirements necessary to support Development and Commercialization of Collaboration Products in the Cue Territory and Cue shall comply with all pharmacovigilance requirements necessary to support Development and Commercialization of Collaboration Products in the LGC Territory.  Each Party shall be solely responsible for all costs it incurs to conduct its respective pharmacovigilance responsibilities.  Within nine (9) months after the Effective Date, the Parties shall enter into a pharmacovigilance agreement on terms that comply with ICH guidelines, including: (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of Safety Data relating to Collaboration Compounds and Collaboration Products worldwide within appropriate timeframes and in an appropriate format to enable each Party to meet both expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis for the reporting of Safety Data in accordance with standards stipulated in the ICH guidelines, and all applicable regulatory and legal requirements regarding the management of Safety Data.

3.	Except as amended hereby, all other terms and conditions of the Original Agreement shall remain in full force and effect, and are unmodified by this First Amendment.

IN WITNESS WHEREOF the Parties hereto have caused this First Amendment to be executed and entered into by their duly authorized representatives as of the First Amendment Effective Date.

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Cue Biopharma, Inc.		LG Chem Ltd.

By:	/s/ Daniel Passeri	By:	/s/ Jeewoong Son
Name:	Daniel Passeri	Name:	Jeewoong Son
Title:	CEO	Title:	President